Exhibit 99.1

Zayo Group Holdings, Inc. Reports Financial Results for the Third Fiscal Quarter Ended March 31, 2015

Third Fiscal Quarter 2015 Financial Highlights

•	Zayo Group generated quarterly revenue of $340.7 million, a $16.8 million increase from the previous quarter, representing 21% annualized sequential growth;
•	Adjusted EBITDA for the third fiscal quarter was $199.0 million, which was $9.3 million higher than the prior quarter, representing 20% annualized sequential growth;
•	Quarterly revenue and Adjusted EBITDA increased by $59.3 million and $33.8 million, respectively compared to the third quarter of fiscal year 2014.
•	Excluding the impact of foreign currency exchange rates and acquisitions, annualized revenue and EBITDA growth would have been 8% and 12%, respectively.

BOULDER, Colo., May 13, 2015 – Zayo Group Holdings, Inc. (“Zayo”, “ZGH” or “the Company”) (NYSE: ZAYO), a leading provider of bandwidth infrastructure and network-neutral colocation and connectivity services, announced results for the three months ended March 31, 2015.

Third fiscal quarter revenue of $340.7 million grew 21% over the previous quarter on an annualized basis.  Adjusted EBITDA of $199.0 million increased 20% over the previous quarter on an annualized basis. Operating income for the quarter decreased $40.4 million from the previous quarter, and net income decreased by $57.5 million from the previous quarter.  The primary driver of the decrease in operating income was a $46.7 million increase to stock based compensation expense.  Also contributing to the decrease in operating and net income during the three months ended March 31, 2015 as compared to the previous quarter was in increase to loss on extinguishment of debt of $24.0 million.  Revenue and Adjusted EBITDA growth was also negatively impacted by the strengthening of the US Dollar over the British Pound and Euro.

During the three months ended March 31, 2015, capital expenditures were $130.1 million and the Company added 662 route miles and 767 buildings to the network. The Company had $273.7 million of cash and $240.8 million available under its revolving credit facility as of March 31, 2015.

Recent Developments

Acquisitions closed during quarter ended March 31, 2015

IdeaTek Systems, Inc. (“IdeaTek”)

Effective January 1, 2015, the Company acquired all of the equity interest in IdeaTek. The purchase price, subject to certain post-closing adjustments, was $53.6 million and was paid with cash on hand. The IdeaTek acquisition added 1,800 route miles to the Company’s network in Kansas, and includes a dense metro footprint in Wichita, Kansas. The network spans across Kansas and connects to approximately 600 cellular towers and over 100 additional buildings.  The results of the acquired IdeaTek business are included in the Company’s operating results beginning January 1, 2015.

Latisys Holdings, LLC (“Latisys”)

On February 23, 2015, the Company acquired the operating units of Latisys, a colocation and infrastructure as a service (“Iaas”) provider for a price of $677.5 million, net of cash acquired. The Latisys acquisition was funded with the proceeds from the Company’s January Notes Offering (as defined below).  The Latisys acquisition added colocation and IaaS services through eight datacenters across five markets in Northern Virginia, Chicago, Denver, Orange County and London. The acquired datacenters currently total over 185,000 square feet of billable space and 33 megawatts of critical power.  The results of the acquired Latisys business are included in the Company’s operating results beginning February 23, 2015.

Follow-on equity offering

In March 2015, the Company completed a follow-on equity offering selling 4,000,000 shares of its common stock at a price of $27.35 per share for $109.5 million in gross proceeds.

Senior Unsecured Note Offering and Early Redemption of Senior Notes

On January 23, 2015, the Company completed a private offering (the “January Notes Offering”) of $700.0 million aggregate principal amount of senior unsecured notes due in 2023. On March 9, 2015, the Company completed a $730.0 million aggregate principal add on to the January Notes Offering at a premium of 1% (the “March Notes Offering”, and together with the January Notes Offering, the “2023 Notes”) resulting in aggregate proceeds for the 2023 Notes of $1,437.3 million. The 2023 Notes bear interest at the rate of 6.00% per year, which is payable on April 1 and October 1 of each year, beginning on October 1, 2015. The 2023 Notes will mature on April 1, 2023. The net proceeds from the January Notes Offering were used to fund the purchase price of the Latisys acquisition. The net proceeds from the March Notes Offering were used to redeem the Company’s remaining $675.0 million 8.125% Senior Secured Notes due 2020 (the “Second Note Redemption”) at a price of 105.75%. Excess net proceeds will be used for general corporate purposes, which may include repayment of indebtedness, acquisitions, working capital and capital expenditures.

As part of the Second Note Redemption, we paid an early redemption call premium of $38.8 million. The call premium has been recorded as a loss on extinguishment of debt on the consolidated statements of operations for the three and nine months ended March 31, 2015. In connection with the Second Note Redemption, net unamortized debt issuance costs of $16.1 million were also recorded as part of the loss on extinguishment of debt during the nine months ended March 31, 2015.

Amended Credit Agreement

On April 17, the Company extended the term and increased the size of its revolving credit facility from $250 million to $450 million. On May 6, 2015, the Company entered into an Amendment and Restatement Agreement (the “Restatement Agreement”).  Per the terms of the Amended and Restated Credit Agreement, the maturity date of all of the Company’s outstanding term loans under its term loan credit facility was extended to May 6, 2021.  The interest rate margins applicable to such terms loans was decreased by 25 basis points to LIBOR plus 2.75 percent with a minimum LIBOR of 1.0 percent.  In addition, the Amended and Restated Credit Agreement modified certain terms and provisions of the Existing Credit Agreement, including removing the Fixed Charge Coverage Ratio covenant, increasing certain lien and debt baskets and removing certain covenants related to collateral.

Senior Notes Due 2025

On May 6, 2015, the Company closed a private offering (the “May 2015 Notes Offering”) of $350.0 million aggregate principal amount of 6.375% senior notes due 2025 (the “2025 Notes”). The net proceeds from the May 2015 Notes Offering were used to repay approximately $344.5 million of the Company’s borrowings under its term loan facility. Any excess net proceeds will be used for general corporate purposes, which may include repayment of other indebtedness, acquisitions, working capital and capital expenditures.

Third Fiscal Quarter Financial Results- Unaudited

Three Months Ended March 31, 2015 and December 31, 2014

($ in millions)	Three months ended
	March 31,	December 31,
	2015	2014
Revenue	$340.7	$323.9
Annualized revenue growth	21%
Operating income	56.7	97.1
Loss from operations before income taxes	(72.1)	(0.6)
Benefit for income taxes	(18.4)	(4.4)
Net income/(loss)	$(53.7)	$3.8

Adjusted EBITDA	$199.0	$189.7
Annualized Adjusted EBITDA growth	20%
Adjusted EBITDA margin	58%	59%

Unlevered free cash flow	$68.9	$60.2

Levered free cash flow/(deficit)	$38.4	$(5.8)

Three Months Ended March 31, 2015 and March 31, 2014

($ in millions)	Three months ended
	March 31,	March 31,
	2015	2014
Revenue	$340.7	$281.4
Revenue growth	21%
Operating income	56.7	15.8
Loss from operations before income taxes	(72.1)	(33.2)
(Benefit)/provision for income taxes	(18.4)	9.5
Net loss from continuing operations	$(53.7)	$(42.7)

Adjusted EBITDA	$199.0	$165.2
Adjusted EBITDA growth	20%
Adjusted EBITDA margin	58%	59%

Unlevered free cash flow	$68.9	$74.3

Levered free cash flow/(deficit)	$38.4	$68.1

Conference Call

Zayo will hold a conference call to report third fiscal quarter 2015 results at 11:00 a.m. EST, May 13, 2015. The dial in number for the call is (800) 755-6634. A live webcast of the call can be found in the investor relations section of Zayo’s website or can be accessed directly at https://cc.readytalk.com/cc/s/registrations/new?cid=f60qqku6ulr9. During the call, the Company will review an earnings supplement presentation that summarizes the financial results of the quarter, which can be found at http://www.zayo.com/investors/earnings-releases.

About Zayo

Based in Boulder, Colorado, Zayo Group Holdings, Inc. provides comprehensive bandwidth infrastructure services in 308 markets through the US and Europe. Zayo delivers a full suite of lit services and dark fiber products to wireline and wireless customers, data centers, Internet content providers, high-bandwidth enterprises, and government agencies across its robust 84,000 route mile network. The company also offers 45 carrier-neutral colocation facilities across the US and France.  Please visit www.zayo.com for more information about Zayo.

Forward Looking Statements

Information contained in this supplemental presentation that is not historical by nature constitutes “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to Zayo Group Holdings, Inc.’s (“the Company” or “ZGH”) financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers, and strength of competition and pricing.  In addition, there is risk and uncertainty in the Company’s acquisition strategy including our ability to integrate acquired companies and assets.  Specifically there is a risk associated with our recent acquisitions, and the benefits thereof, including financial and operating results and synergy benefits that may be realized from these acquisitions and the timeframe for realizing these benefits.  Other factors and risks that may affect our business and future financial results are detailed in the “Risk Factors” section of our final prospectus dated March 13, 2015. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after releasing this supplemental information or to reflect the occurrence of unanticipated events, except as required by law.

This earnings release should be read together with the Company’s unaudited condensed consolidated financial statements and notes thereto for the quarter ended March 31, 2015 included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC on May 13, 2015 and for the year ended June 30, 2014 included in the Company’s final prospectus filed with the SEC on March 13, 2015.

Non-GAAP Financial Measures

The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, unlevered free cash flow, adjusted unlevered free cash flow, and levered free cash flow.

Adjusted EBITDA is defined as earnings/(loss) from continuing operations before interest, income taxes, depreciation, and amortization (“EBITDA”) adjusted to exclude acquisition or disposal-related transaction costs, losses on extinguishment of debt, stock-based compensation, unrealized foreign currency gains/ (losses) on intercompany loans, and non-cash income/(loss) on equity and cost method investments.  Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Unlevered free cash flow is  defined as Adjusted EBITDA minus purchases of property and equipment, net of stimulus grants. Levered free cash flow is defined as operating cash flow minus purchases of property and equipment, net of stimulus grants.  These measures are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, net cash flows provided by operating activities, total net cash flows or any other performance measures derived in accordance with GAAP or as alternatives to net cash flows from operating activities or total net cash flows as measures of our liquidity.

We use Adjusted EBITDA  to evaluate our operating performance and liquidity, and we use levered free cash flow as a measure to evaluate cash generated through normal operating activities. In addition to Adjusted EBITDA, management uses unlevered free cash flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Adjusted EBITDA is a performance rather than cash flow measure. Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations. In addition to these measures, we use levered free cash flow as a measure to evaluate cash generated through normal operating activities.  These metrics are among the primary measures used by management for planning and forecasting future periods. We believe the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and make it easier to compare our results with the results of other companies that have different financing and capital structures.  We believe that the presentation of levered free cash flow is relevant and useful to investors because it provides a measure of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital.

We also monitor Adjusted EBITDA because our subsidiaries have debt covenants that restrict their borrowing capacity that are based on a leverage ratio, which utilizes a modified EBITDA, as defined in our credit agreement and the indentures governing our notes.  The modified EBITDA is consistent with our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the quarter for which the debt compliance certification is due.  Adjusted EBITDA results, along with the quantitative and qualitative information, are also utilized by management and our Compensation Committee, as an input for determining incentive payments to employees.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results of operations and operating cash flows as reported under GAAP.  For example, Adjusted EBITDA:

▪	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
▪	does not reflect changes in, or cash requirements for, our working capital needs;
▪	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
▪	does not reflect cash required to pay income taxes.

Unlevered free cash flow and adjusted unlevered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, levered free cash flow:

▪	does not reflect changes in, or cash requirements for, our working capital needs;
▪	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
▪	does not reflect cash required to pay income taxes.

Levered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP.  For example, levered free cash flow:

▪	does not reflect principal payments on debt;
▪	does not reflect principal payments on capital lease obligations;
▪	does not reflect dividend payments, if any; and
▪	does not reflect the cost of acquisitions.

Our computation of Adjusted EBITDA, unlevered free cash flow, adjusted unlevered free cash flow, and levered free cash flow may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Because we have acquired numerous entities since our inception and incurred transaction costs in connection with each acquisition, borrowed money in order to finance our operations and acquisitions, and used capital and intangible assets in our business, and because the payment of income taxes is necessary if we generate taxable income after the utilization of our net operating loss carry forwards, any measure that excludes these items has material limitations.  As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of our liquidity.  See “Reconciliation of Non-GAAP Financial Measures” for a quantitative reconciliation of Adjusted EBITDA to net income/(loss) and for a quantitative reconciliation of unlevered free cash flow and levered free cash flow to net cash flows provided by operating activities.

Annualized revenue and annualized Adjusted EBITDA are derived by multiplying the total revenue and Adjusted EBITDA, respectively, for the most recent quarterly period by four. Our computations of annualized revenue and annualized Adjusted EBITDA may not be representative of our actual annual results.

Measures referred to as being calculated on a constant currency basis are intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Tables reconciling non-GAAP measures are included in the Historical Financial Data & Reconciliations section of this presentation.  A glossary of terms used throughout is available under the investor section of the Company’s website at http://www.zayo.com/investors.

Consolidated Financial Information- Unaudited

Consolidated Statements of Operations

	Three months ended		Nine months ended
($ in millions)	March 31,		March 31,
	2015	2014	2015	2014
Revenue	$340.7	$281.4	$985.2	$826.5
Operating costs and expenses
Operating costs (excluding depreciation and amortization)	100.9	85.1	306.0	251.1
Selling, general and administrative expenses	83.0	96.3	271.9	259.1
Depreciation and amortization	100.1	84.2	293.0	246.9
Total operating costs and expenses	284.0	265.6	870.9	757.1
Operating income	56.7	15.8	114.3	69.4
Other expenses
Interest expense	(60.7)	(49.1)	(161.0)	(150.9)
Loss on extinguishment of debt	(54.9)	—	(85.8)	(1.9)
Foreign currency (loss)/gain on intercompany loans	(13.2)	0.1	(41.2)	0.9
Other (expense)/income, net	—	—	(0.1)	0.3
Total other expenses, net	(128.8)	(49.0)	(288.1)	(151.6)
Loss from operations before income taxes	(72.1)	(33.2)	(173.8)	(82.2)
(Benefit)/provision for income taxes	(18.4)	9.5	(13.4)	27.2
Loss from continuing operations	(53.7)	(42.7)	(160.4)	(109.4)
Earnings from discontinued operations, net of income taxes	—	1.1	—	3.6
Net loss	$(53.7)	$(41.6)	$(160.4)	$(105.8)

Basic and diluted loss per share:
Continuing operations	$(0.22)	$(0.19)	$(0.69)	$(0.49)
Discontinued operations	—	0.01	—	0.02
Net loss	$(0.22)	$(0.18)	$(0.69)	$(0.47)

Consolidated Balance Sheets

($ in millions)
	March 31,	June 30,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$273.7	$297.4
Trade receivables, net of allowance of $3.6 and $3.7 as of March 31, 2015 and June 30, 2014, respectively	94.5	59.0
Due from related parties	0.2	0.1
Prepaid expenses	36.2	25.6
Deferred income taxes, net	161.0	160.4
Other assets	4.9	2.4
Total current assets	570.5	544.9
Property and equipment, net	3,199.2	2,821.4
Intangible assets, net	969.3	709.7
Goodwill	1,194.2	845.3
Debt issuance costs, net	73.9	89.4
Other assets	58.7	39.7
Total assets	$6,065.8	$5,050.4
Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$20.5	$20.5
Accounts payable	34.8	27.0
Accrued liabilities	181.5	162.5
Accrued interest	24.2	57.1
Capital lease obligations, current	4.0	2.4
Deferred revenue, current	88.5	75.4
Total current liabilities	353.5	344.9
Long-term debt, non-current	3,720.1	3,219.7
Capital lease obligation, non-current	28.5	22.9
Deferred revenue, non-current	588.9	496.9
Stock-based compensation liability	1.9	392.4
Deferred income taxes, net	196.4	134.9
Other long-term liabilities	26.2	22.3
Total liabilities	4,915.5	4,634.0
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value--50,000,000 shares authorized; no shares issued and outstanding as of March 31, 2015 and June 30, 2014, respectively	—	—
Common Stock, $0.001 par value--850,000,000 shares authorized; Issued and outstanding 243,008,679 shares and 223,000,000 shares as of March 31, 2015 and June 30, 2014, respectively	0.2	0.2
Additional paid-in capital	1,663.2	755.4
Accumulated other comprehensive (loss)/income	(21.1)	14.4
Accumulated deficit	(492.0)	(331.6)
Note receivable from shareholder	—	(22.0)
Total stockholders' equity	1,150.3	416.4
Total liabilities and stockholders' equity	$6,065.8	$5,050.4

Consolidated Statements of Cash Flows

($ in millions)
	Nine months ended
	March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(160.4)	$(105.8)
Earnings from discontinued operations, net of income taxes	—	3.6
Loss from continuing operations	(160.4)	(109.4)
Adjustments to reconcile net loss to net cash provided by operating activities of continuing operations
Depreciation and amortization	293.0	246.9
Loss on extinguishment of debt	85.8	1.9
Non-cash interest expense	16.3	14.9
Non-cash loss on investments	0.5	—
Stock-based compensation	157.8	165.1
Amortization of deferred revenue	(52.9)	(40.4)
Additions to deferred revenue	123.6	112.6
Provision for bad debts	1.3	1.6
Foreign currency loss/(gain) on intercompany loans	41.2	(0.9)
Deferred income taxes	(20.1)	25.1
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	(18.5)	24.1
Prepaid expenses	(3.5)	(0.8)
Accounts payable and accrued liabilities	(46.4)	(33.1)
Other assets and liabilities	(7.3)	(9.2)
Net cash provided by operating activities of continuing operations	410.4	398.4
Cash flows from investing activities
Purchases of property and equipment	(374.9)	(265.9)
Acquisition of Latisys Holdings, LLC, net of cash acquired	(677.5)	—
Acquisition of Ideatek Systems, Inc., net of cash acquired	(53.6)	—
Acquisition of Neo Telecoms, net of cash acquired	(73.9)	—
Acquisition of Colo Facilities Atlanta, net of cash acquired	(52.5)	—
Acquisition of FiberLink, LLC, net of cash acquired	—	(43.1)
Acquisition of Access Communications Inc., net of cash acquired	—	(40.1)
Acquisition of CoreXchange, LLC, net of cash acquired	0.3	(17.5)
Other	(0.1)	(0.3)
Net cash used in investing activities of continuing operations	(1,232.2)	(366.9)
Cash flows from financing activities
Proceeds from debt	1,437.3	150.0
Proceeds from revolving credit facility	—	45.0
Proceeds from equity offerings	413.7	—
Direct costs associated with equity offerings	(26.5)	—
Distribution to parent	—	(0.4)
Principal payments on long-term debt	(939.8)	(12.9)
Payment of early redemption fees on debt extinguished	(62.6)	—
Principal repayments on capital lease obligations	(2.4)	(6.9)
Payments on revolving credit facility	—	(45.0)
Payment of debt issuance costs	(18.8)	(1.7)
Net cash provided by financing activities of continuing operations	800.9	128.1
Cash flows from continuing operations	(20.9)	159.6
Cash flows from discontinued operations
Operating activities	—	11.8
Investing activities	—	(4.3)
Financing activities	—	(4.0)
Cash flows from discontinued operations	—	3.5
Effect of changes in foreign exchange rates on cash	(2.8)	0.5
Net (decrease)/increase in cash and cash equivalents	(23.7)	163.6
Continuing operations:
Cash and cash equivalents, beginning of year	$297.4	$91.3
Cash flows from continuing operations	(20.9)	159.6
Cash flows from discontinued operations	—	3.5
Effect of changes in foreign exchange rates on cash	(2.8)	0.5
Cash and cash equivalents, end of period	$273.7	$254.9

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA and Cash Flow Reconciliation

($ in millions)	Three months ended
	March 31	December 31,	March 31
	2015	2014	2014
Reconciliation of Adjusted EBITDA:
Net (loss)/income	$(53.7)	$3.8	$(41.6)
Earnings from discontinued operations	—	—	(1.1)
Interest expense	60.7	53.4	49.1
(Benefit)/provision for income taxes	(18.4)	(4.4)	9.5
Depreciation and amortization	100.1	96.9	84.2
Transaction costs	1.5	1.3	—
Stock-based compensation	40.7	(6.0)	65.2
Loss on extinguishment of debt	54.9	30.9	—
Foreign currency (loss)/gain on intercompany loans	13.2	13.3	(0.1)
Non-cash loss on investments	—	0.5	—
Adjusted EBITDA, from continuing operations	$199.0	$189.7	$165.2

Reconciliation of unlevered free cash flow:
Net cash provided by continuing operating activities:	$168.5	$123.7	$159.0
Cash paid for income taxes	1.9	2.1	1.6
Cash paid for interest, net of capitalized interest	32.2	71.1	68.4
Non-liquidating distribution to common unit holders	—	—	3.0
Transaction costs	1.5	1.3	—
Provision for bad debts	(0.4)	(0.3)	(0.8)
Additions to deferred revenue	(39.5)	(40.9)	(65.2)
Amortization of deferred revenue	18.3	17.3	14.2
Other changes in operating assets and liabilities	16.5	15.4	(15.0)
Adjusted EBITDA	199.0	189.7	165.2
Purchases of property and equipment	(130.1)	(129.5)	(90.9)
Unlevered Free Cash Flow	$68.9	$60.2	$74.3

Reconciliation of levered free cash flow:
Net cash flows provided by operating activities from continuing operations	$168.5	$123.7	$159.0
Purchases of property and equipment, net	(130.1)	(129.5)	(90.9)
Levered free cash flow/(deficit), as defined	$38.4	$(5.8)	$68.1

Investor Relations:

(877) 437-5046

IR@zayo.com